AS FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION ON OCTOBER 19, 2006                         REGISTRATION NO. 333-____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                              ALPHA INNOTECH CORP.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                              58-1729436
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                               2401 MERCED STREET
                          SAN LEANDRO, CALIFORNIA 94577
                    (Address of principal executive offices)

                                  RON BISSINGER
                             CHIEF EXECUTIVE OFFICER
                              ALPHA INNOTECH CORP.
                               2401 MERCED STREET
                          SAN LEANDRO, CALIFORNIA 94577

                                 (510) 483-9620
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                                   COPIES TO:

                               STEPHEN C. FERRUOLO
                                HELLER EHRMAN LLP
                     4350 LA JOLLA VILLAGE DRIVE, 7TH FLOOR
                            SAN DIEGO, CA 92122-1246
                            TELEPHONE: (858) 450-8400
                            FACSIMILE: (858) 450-8499

                           2006 EQUITY INCENTIVE PLAN

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                   PROPOSED      PROPOSED
 TITLE OF                           MAXIMUM       MAXIMUM
SECURITIES           AMOUNT        OFFERING      AGGREGATE         AMOUNT OF
  TO BE              TO BE         PRICE PER      OFFERING       REGISTRATION
REGISTERED        REGISTERED(1)     SHARE(2)      PRICE(2)           FEE
--------------------------------------------------------------------------------
Common Stock,
$0.01 par value    3,213,666         $1.01     $3,245,802.60        $347.30
================================================================================

(1) Represents 3,213,666 shares of common stock available for future issuance under the 2006 Equity Incentive Plan (the "2006 Plan"), which number consists of (a) 1,000,000 shares of common stock initially available for future grants under the 2006 Plan, (b) up to 413,666 shares of common stock remaining available issuance plus shares subject to outstanding options (to the extent that the options to which they are subject are cancelled, expire or are forfeited for any reason) under the Amended and Restated 1999 Stock Option Plan as of the date hereof, which shares will be available for issuance under the 2006 Plan, (c) up to 300,000 shares of common stock remaining available issuance plus shares subject to outstanding options (to the extent that the options to which they are subject are cancelled, expire or are forfeited for any reason) under the 2000 Stock Incentive Plan as of the date hereof, which shares will be available for issuance under the 2006 Plan, and (d) the maximum number of shares of common stock that may be added to the 2006 Plan in 2007, 2008 and 2009 pursuant to a provision that provides for automatic annual increases of up to 500,000 shares. This registration statement shall also cover any additional shares of common stock which become issuable under any of the plans being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant's Common Stock reported on the OTC Bulletin Board on October 19, 2006.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which have been filed by Alpha Innotech Corp., formerly Xtrana, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference in this Registration Statement:

         (a) Registrant's Annual Report on Form 10-KSB, as amended, for the period ended December 31, 2005;

         (b) Registrant's Quarterly Reports on Form 10-QSB, as amended, for the period ended March 31, 2006 and June 30, 2006;

         (c) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A, filed May 1, 1989 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") including any amendments or reports filed for the purposes of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his or her fiduciary duty as a director, except in the case where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant's Certificate of Incorporation contains a provision that eliminates directors' personal liability as set forth above.

         Section 145 of the Delaware General Corporation Law ("DGCL") provides that the Registrant may indemnify an officer or director who is made a party or threatened to be made a party to any action or proceeding (including a law suit or derivative action) because of his position, against expenses actually and reasonably incurred by him in connection with the action, if he acted in good faith in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. If the officer or director is adjudged liable to the Registrant, indemnity can be made only by court order. If the director or officer is successful on the merits or otherwise, he must be indemnified against all expenses actually and reasonably incurred. Also, Section 145 of the DGCL provides that the Registrant may advance expenses incurred by a director or officer in defending an action or proceeding if the director or officer agrees to repay such amounts if it is determined that he is not entitled to be indemnified.

         Article VII, Section 8.1 of the Registrant's Bylaws provides that the Registrant shall (a) indemnify any officer or director who is made a party or threatened to be made a party to any action or proceeding by or in the right of the Registrant, because of his or her position, against expenses actually and reasonably incurred by him in connection with the action or proceeding, and (b) indemnify any officer or director who is made a party or threatened to be made a party to any action or proceeding (other than an action by or in the right of the Registrant), because of his or her position, against expenses, judgments, fines and settlements actually and reasonably incurred by him in connection with the action or proceeding, to the fullest extent permissible under subsections
(a) through (e) of Section 145 of the DGCL. Thus, directors and officers of the Registrant will be indemnified by the Registrant; provided that each such person acted in good faith and in a manner that he reasonably believed was in or not opposed to the Registrant's best interests, and, with respect to any criminal action, if such person had no reasonable cause to believe that his conduct was unlawful. The Registrant may not indemnify a director or officer, absent of court order, if such person was found liable to the Registrant and the Registrant must indemnify any director or officer who is successful on the merits of his defense. Additionally, the Registrant may advance expenses to a director or officer in accordance with Section 145 of the DGCL summarized in the preceding paragraph.

         The Registrant has also obtained on behalf of its officers and directors insurance against losses arising from any claim asserted against or incurred by such individual in any such capacity, subject to certain exclusions.

         See also the undertakings set out in response to Item 9.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

Item
 No.     Description of Item
----     -----------------------------------------------------------------------

10.1     2006 Equity Incentive Plan

10.2     Form of Stock Option Agreement

5.1      Opinion of Heller Ehrman LLP

23.1     Consent of Independent Auditors

23.2     Consent of Heller Ehrman LLP (filed as part of Exhibit 5.1)

24.1     Power of Attorney (See page 5)

ITEM 9.  UNDERTAKINGS

         A.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i)      To  include  any   prospectus   required  by
Section 10(a)(3) of the Securities Act of 1933;

                           (ii)     To  reflect in the  prospectus  any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii)    To include  any  material  information  with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3)      To   remove   from   registration   by   means  of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Leandro, State of California, on this 19th day of October, 2006.


                                    ALPHA INNOTECH CORP.

                                    By: /s/ Ron Bissinger
                                       -----------------------------------------
                                       Ron Bissinger
                                       Chief Executive Officer and Chief
                                       Financial Officer

                       POWER OF ATTORNEY TO SIGN AMENDMENT

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Haseeb Chaudhry, with full power of substitution, such person's true and lawful attorneys-in-fact and agents for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Capacity                        Date
---------------------------     ----------------------------    ----------------

/s/ Ron Bissinger               Chief Executive Officer         October 19, 2006
---------------------------     and Chief Financial
Ron Bissinger                   Officer (Principal Executive
                                and Principal Financial
                                and Accounting Officer)

/s/ William Snider              Chairman                        October 19, 2006
---------------------------
William Snider

/s/ Haseeb Chaudhry             Vice Chairman                   October 19, 2006
---------------------------
Haseeb Chaudhry

/s/ Michael D. Bick, Ph.D.      Director                        October 19, 2006
---------------------------
Michael D. Bick, Ph.D.

/s/ James H. Chamberlain        Director                        October 19, 2006
---------------------------
James H. Chamberlain

/s/ John Hodgman                Director                        October 19, 2006
---------------------------
John Hodgman

/s/ Nagesh Mhatre               Director                        October 19, 2006
---------------------------
Nagesh Mhatre

/s/ Darryl Ray, Ph.D.           Director                        October 19, 2006
---------------------------
Darryl Ray, Ph.D.

INDEX TO EXHIBITS

Item
 No.     Description of Item
----     -----------------------------------------------------------------------
10.1     2006 Equity Incentive Plan

10.2     Form of Stock Option Agreement

 5.1     Opinion of Heller Ehrman LLP

23.1     Consent of Independent Auditors

23.2     Consent of Heller Ehrman LLP (filed as part of Exhibit 5.1)

24.1     Power of Attorney (See page 5)